UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	September 13, 2016

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2016, the Board of Directors (the “Board”) of Teleflex Incorporated (the “Company”), upon the recommendation of the Governance Committee of the Board, approved an increase in the size of the Board from nine to ten directors and elected Gretchen R. Haggerty to the Board to fill the vacancy created by the increase.  Ms. Haggerty was elected to the class of directors with a term expiring at the 2017 annual meeting of stockholders. In connection with her election to the Board, Ms. Haggerty was also appointed to the Audit Committee of the Board.

Ms. Haggerty retired in August 2013 after a 37-year career with United States Steel Corporation ("U.S. Steel"), a global steel producer, and its predecessor, USX Corporation ("USX").  From March 2003 until her retirement, she was Executive Vice President & Chief Financial Officer of U. S. Steel. Earlier, she served in various financial executive positions at U. S. Steel and USX beginning in November 1991, when she became Vice President & Treasurer.  Ms. Haggerty is currently a director of USG Corporation.

In connection with her service on the Board, Ms. Haggerty will receive compensation consistent with the compensation currently provided to all Company non-employee directors (the "Non-Employee Director Compensation Program"), as described on pages 14 and 15 of the Company’s proxy statement for its 2016 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 24, 2016.  In accordance with the Non-Employee Director Compensation Program, on September 13, 2016, Ms. Haggerty was granted (a) an option to purchase 3,390 shares of Company common stock with an exercise price per share equal to $179.34, which was the closing price of the Company’s common stock on that date, as reported by the New York Stock Exchange; and (b) a restricted stock award for 320 shares of Company common stock, which restricted stock award has been pro-rated to reflect the commencement date of her service on the Board. The stock option and restricted stock award will vest six months after the grant date.

There are no arrangements or understandings between Ms. Haggerty, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Haggerty was selected as a director. There are no related party transactions between the Company and Ms. Haggerty (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2016	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary